Exhibit 10.30

Fourth Amendment to

Employee Stock Purchase Plan

The definition of “U.S. Subsidiary” in Article 2 of the Stericycle, Inc. Employee Stock Purchase Plan is amended to read as follows, effective as of September 14, 2012:

U.S. Subsidiary means a “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code (with the Company as the “employer corporation”) which is incorporated under the laws of Delaware or another American state or under the laws of the Commonwealth of Puerto Rico.